Exhibit 23.2

                 [LETTERHEAD OF ROSENTHAL, PACKMAN & CO., P.C.]

September 18, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.

Dear Sirs / Madams:

We are prepared to permit the use of our report relating to the financial statements of Wholesale Merchandisers, Inc., d/b/a Load Toter Manufacturing Co. as of June 30, 2001 and for the period then ended contained therein.

                                  Yours truly,

                                  /s/ Rosenthal, Packman & Co., P.C.

                                  Rosenthal, Packman & Co., P.C.